EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-91570 and No. 333-61874) and the Registration Statements on Form S-8 (No. 333-100843, No. 333-83506, No. 333-60156, No. 333-49032, 333-42844, 333-34502 and No. 333-110743) of Chordiant Software, Inc. of our report dated March 18, 2005 relating to the financial statements and financial statements schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

December 8, 2005